Exhibit n.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of THL Credit, Inc. of our report dated March 9, 2017 relating to the financial statements of THL Credit Logan JV LLC, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

May 22, 2017